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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 8, 1996, except as to Note 13 which is as of November 29, 1996, appearing on Page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 23, 1997, relating to the financial statements of John Alden Life Insurance Company of New York for the year ended December 31, 1996, which appears on page 1 of Exhibit 99.1 and our report dated June 11, 1997, relating to the assets acquired and liabilities assumed in the coinsurance portion of the John Alden transaction at March 31, 1997, which appears on page 6 of Exhibit 99-2 of the Current Report on Form 8-K/A dated June 16, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
Los Angeles, California
July 18, 1997